Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated May 29, 2024, with respect to the financial statements and financial highlights of KraneShares Trust, comprised of KraneShares Bosera MSCI China A 50 Connect Index ETF, KraneShares Asia Pacific High Income USD Bond ETF (formerly, KraneShares Asia Pacific High Income Bond ETF), KraneShares CICC China 5G & Semiconductor Index ETF, KraneShares CSI China Internet ETF, KraneShares Electric Vehicles and Future Mobility Index ETF, KraneShares Emerging Markets Consumer Technology Index ETF, KraneShares MSCI All China Health Care Index ETF, KraneShares MSCI All China Index ETF, KraneShares MSCI China Clean Technology Index ETF, KraneShares MSCI Emerging Markets ex China Index ETF, KraneShares MSCI One Belt One Road Index ETF, KraneShares SSE STAR Market 50 Index ETF, KraneShares Hang Seng TECH Index ETF, KraneShares S&P Pan Asia Dividend Aristocrats Index ETF, KraneShares China Internet and Covered Call Strategy ETF, KraneShares Dynamic Emerging Markets Strategy ETF, KraneShares Global Luxury Index ETF, KraneShares Mount Lucas Managed Futures Index Strategy ETF (formerly, KFA Mount Lucas Managed Futures Index Strategy ETF), KraneShares Value Line® Dynamic Dividend Equity Index ETF, KraneShares 90% KWEB Defined Outcome January 2026 ETF, KraneShares 100% KWEB Defined Outcome January 2026 ETF, KraneShares Global Carbon Strategy ETF, KraneShares European Carbon Allowance Strategy ETF, KraneShares California Carbon Allowance Strategy ETF, KraneShares Electrification Metals Strategy ETF, KraneShares RockefellerSM Ocean Engagement ETF, Quadratic Interest Rate Volatility and Inflation Hedge ETF, and Quadratic Deflation ETF incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the statements of additional information.

Philadelphia, Pennsylvania
July 29, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.